INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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j2 GLOBAL COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

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The Registrant’s definitive proxy statement was filed with the Securities and Exchange Commission on April 10, 2006. The registrant is filing this restatement to incorporate the registrant’s recent announcement that it plans to utilize some of the additional shares to be authorized under Proposal 2 to effect a two-for-one stock split.

Paragraph 3 of Proposal 2 appearing on page 6 of the proxy statement is hereby restated in its entirety as follows (additions from the original text of the proposal are marked by bold underlines and deletions from the original text are marked by strikethroughs):

The purpose of the proposed amendment to the Certificate is to ensure that j2 Global has adequate authorized shares of Common Stock available from time to time if needed for such corporate purposes as may be deemed appropriate by the Board of Directors. In particular, on April 25, 2006, j2 Global announced plans to effect a two-for-one stock split in the form of a stock dividend, subject to stockholder approval of this proposal. j2 Global has announced its intention to effect a stock split primarily to promote liquidity in the market for our shares. Our price per share has grown to a point where some investors may hesitate to buy just because the cost of acquiring a “round lot” of 100 shares is so high. The split will bring that cost down to a level more attractive for individuals. In order to consummate the proposed stock split j2 Global requires some of the additional shares to be authorized by this proposal. Other corporate purposes for which additional authorized shares may be utilized include additional ~~These corporate purposes might include~~ stock splits, stock dividends, public or private stock offerings, acquisitions, the continued provision of equity incentives to our employees, officers and directors and other corporate purposes. Although we currently have no other approved plans for these shares, our Board of Directors has, from time to time, discussed some of these corporate purposes~~, including but not limited to the declaration of a stock split in the form of a stock dividend~~.